United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2010
(Date of Report)

Fashion Net, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-153826 (Commission File Number)	26-0685980 (IRS Employer Identification No.)

222 Columbus Ave, Suite 410, San Francisco, CA (Address of principal executive offices)	94133 (Zip Code)

510 552 2811 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURES

 Item 5.01 Changes in Control of Registrant.

Kasian Franks (the “Buyer”) acquired control of Fashion Net, Inc. (the “Registrant”) on January 15, 2010. The Buyer acquired control by purchasing approximately 98.3% of the issued and outstanding shares of common stock of the Registrant directly from Evelyn Meadows, former Chief Executive Officer of the Registrant (see below).

Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the board of directors of the Registrant (the “Board of Directors”) may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

Pursuant to Item 5.01(a)(8) of Current Report on Form 8-K, the information contained in Items 1, 2 and 3 of Part I; Items 5, 6, 7 and 8 of Part II; and Item 13 of Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, is hereby incorporated by reference into this Current Report on Form 8-K under Item 5.01 hereof.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of January 22, 2010, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

	Amount and
	Nature of
	Beneficial	Percentage of
Name and Address of Beneficial Owner (1)	Ownership	Common Stock(3)

Kasian Franks (2)	10,000,000	98.3%

All directors and executive officers as a group (1 person)	10,000,000	98.3%

(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.
(2)	Mr. Franks is the Chief Executive Officer, Secretary and Director of the Registrant.
(3)	Based on 10,170,000 shares of Common Stock outstanding.

Change in Control Arrangements

With the completion of the Transaction, there are currently no arrangements that would result in a change in control of the Registrant.

Directors, Executive Officers, Promoters and Control Persons

Kasian Franks Director, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, and Secretary

Information about Mr. Franks is set forth below in Item 5.02 of this Current Report on Form 8-K under “Appointment of Kasian Franks to the Board of Directors.”

Executive Compensation

Shown on the table below is information on the annual and long-term compensation for services rendered to the Registrant in all capacities, for the fiscal years ended December 31, 2008 and December 31, 2009, paid by the Registrant to all individuals serving as the Registrant’s chief executive officer or acting in a similar capacity. During the last completed fiscal year, the Registrant did not pay aggregate compensation to any executive officer in an amount greater than $100,000.

		Annual Compensation				Long Term Compensation
						Restricted		LTIP
					Other Annual	Stock	Options/	payouts	All Other
Name	Title	Year	Salary	Bonus	Compensation	Awarded	SARs (#)	($)	Compensation
Evelyn Meadows	Former President	2009	$0	0	0	0	0	0	0
	CEO, CFO	2008	$0	0	0	0	0	0	0
	Chairman
Kasian Franks	Current	2009	$0	0	0	0	0	0	0
	CEO, CFO	2008	$0	0	0	0	0	0	0
	Secretary

Director Compensation

The directors of the Registrant have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

Certain Relationships and Related Transactions

There have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

Indemnification of Directors and Officers

The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Kasian Franks to the Board of Directors

On January 15, 2010 Kasian Franks was appointed as a member of the Board of Directors.

Mr. Franks worked as software engineer and product developer specializing in pattern matching algorithms and tools for companies and organizations such as Sun Microsystems, Oracle, Motorola, Tivo, mPower, and X-Mine. Franks worked at the U.S. Department of Energy’s Lawrence Berkeley National Laboratory (LBNL), Life Sciences Division, as a Genomic Research Scientist from 2002-2005, where, along with Raf Podowski, and Connie Myers, he developed the technology behind SeeqPod. Franks began to study biomimetics along with pattern matching in data and nature. This lead to 5 patents in the area of search and discovery. Later he went on to start SeeqPod Inc. a music search, discovery and pattern matching company in which the U.S. Department of Energy, along with Lawrence Berkeley National Laboratory, holds a 5% stake. Under Steven Chu and Lawerence Berkeley National Lab, Franks and SeeqPod won the 2008 R&D 100 award for biomimetic search engines. A number of record companies have attempted to sue SeeqPod, including Warner Music Group, Elektra Records, Rhino Records, and most recently EMI and Capitol Records.

Mr. Franks does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Franks and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Franks (or any member of his immediate family) had or is to have a direct or indirect material interest.

Mr. Franks has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Mr. Franks, as the previous CEO of SeeqPod, Inc., filed for Chapter 7 bankruptcy protection in February of 2009. This was in direct response to multi billion dollar lawsuits launched by Warner Music Group, BMI, EMI, Capital Records and Electra Records against the SeeqPod as a result of the search engine technology they developed.  The afore mentioned record companies claimed that Seeqpod’s technology infringed on copyrighted content that existed on the Internet and further claimed that Seeqpod posed a substantial threat to their businesses.  The Chapter 7 bankruptcy is ongoing and has not been finalized.  Other than the above mentioned Chapter 7 bankruptcy, Mr. Franks has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Other than the above mentioned Chapter 7 Bankruptcy, Mr. Franks has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Departure of Evelyn Meadows as President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer

Evelyn Meadows resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of the Registrant as of January 15, 2010.

Appointment of Kasian Franks as Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary

On January 15, 2010, the Registrant appointed Kasian Franks as its Chairman, Chief Executive Officer, Chief Financial Officer and Secretary. There are no employment agreements between the Registrant and Kasian Franks.  Information about Mr. Franks is set forth above under “Appointment of Kasian Franks to the Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2010	FASHION NET, INC.

/s/ Kasian Franks
Kasian Franks Chief Executive Officer